AMC NETWORKS INC. REPORTS FIRST QUARTER 2024 RESULTS
New York, NY – May 10, 2024: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the first quarter ended March 31, 2024.
Chief Executive Officer Kristin Dolan said: "In the first quarter, we continued to execute on our strategic priorities, including the ongoing delivery of healthy free cash flow. As new technologies transform the way media is consumed, we continue to produce great content and make it available to viewers whenever and wherever they want to watch. We recently strengthened our balance sheet by completing a series of financing transactions that meaningfully extended our debt maturities. This creates substantial flexibility for us as we continue to leverage our core strengths and reorient our business around the consumer-driven changes that are happening across the industry."
Operational Highlights:
•Debuted hit new series The Walking Dead: The Ones Who Live on AMC and AMC+ which now ranks as AMC’s best performing series since the final season of The Walking Dead, the #1 cable drama in the current broadcast season in key demos and the #1 season of all time on AMC+ in viewership and acquisition.
•Executed a multi-year renewal with Verizon for continued carriage of our linear networks and streaming services.
•Expanding our ad-supported distribution ecosystem across our targeted streaming portfolio with the announcement of plans to roll out standalone ad-supported versions of Acorn TV, Shudder, ALLBLK and HIDIVE in 2025.
•Launched BBC News, the most trusted news brand in the U.S., on CTV and FAST platforms.
•Enhanced the value proposition of certain targeted services with a brand refresh at Acorn TV and a redesigned user experience at HIDIVE.
•Announced the launch of AMC Stories and AMC Reality in the U.K. on ad-supported video-on-demand streaming service ITVX.
•Strengthened our balance sheet through a series of financing transactions in April. Reduced gross debt in excess of $500 million since the third quarter of 2023.
Financial Highlights – First Quarter Ended March 31, 2024:
•Net cash provided by operating activities of $151 million; Free Cash Flow(1) of $144 million.
•Operating income of $110 million; Adjusted Operating Income(1) of $149 million, with a margin of 25%.
•Net revenues of $596 million decreased 17% from the prior year. Excluding nonrecurring revenues related to Silo and 25/7 Media, net revenues decreased 6%.
◦Streaming revenues of $145 million increased 3% from the prior year.
•Diluted EPS of $1.03; Adjusted EPS(1) of $1.16.

Dollars in thousands, except per share amounts	Three Months Ended March 31,
	2024	2023	Change
Net Revenues	$596,461	$717,447	(16.9)%
Operating Income	$110,178	$173,304	(36.4)%
Adjusted Operating Income	$149,124	$215,763	(30.9)%

Diluted Earnings Per Share	$1.03	$2.36	(56.4)%
Adjusted Earnings Per Share	$1.16	$2.62	(55.7)%

Net cash provided by (used in) operating activities	$150,869	$(132,519)	n/m
Free Cash Flow	$144,149	$(144,017)	n/m
(1) See page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results:
(dollars in thousands)

	Three Months Ended March 31,
	2024	2023	Change
Net Revenues:
Domestic Operations	$524,226	$611,854	(14.3)%
International	75,605	108,072	(30.0)%
Inter-segment Eliminations	(3,370)	(2,479)	(35.9)%
Total Net Revenues	$596,461	$717,447	(16.9)%

Operating Income (Loss):
Domestic Operations	$142,017	$199,488	(28.8)%
International	8,609	14,142	(39.1)%
Corporate / Inter-segment Eliminations	(40,448)	(40,326)	(0.3)%
Total Operating Income	$110,178	$173,304	(36.4)%

Adjusted Operating Income (Loss):
Domestic Operations	$162,319	$219,388	(26.0)%
International	13,400	21,137	(36.6)%
Corporate / Inter-segment Eliminations	(26,595)	(24,762)	(7.4)%
Total Adjusted Operating Income	$149,124	$215,763	(30.9)%

Domestic Operations
First Quarter Results:
•Domestic Operations revenues decreased 14% from the prior year to $524 million. The prior period included $56 million of content licensing and other revenues related to Silo. Excluding revenues related to Silo, Domestic Operations revenues decreased 6%.
◦Distribution and other revenues decreased 15% to $384 million.
▪Subscription revenues decreased 7% to $323 million due to declines in the linear subscriber universe, partially offset by streaming revenue growth.
•Streaming revenues increased 3% to $145 million, primarily driven by year-over-year subscriber growth and price increases.
◦Streaming subscribers increased 2% to 11.5 million as compared to 11.2 million subscribers as of March 31, 2023.
•Affiliate revenues decreased 14%, primarily due to basic subscriber declines.
•Content licensing revenues decreased 40% to $62 million due to the availability of deliveries in the period. The prior period included deliveries of Silo, an AMC Studios produced series for a third party. Excluding revenues related to Silo, content licensing revenues increased 31%.
◦Advertising revenues decreased 13% to $140 million due to linear ratings declines and a challenging ad market, partly offset by digital and advanced advertising revenue growth.
•Operating income decreased 29% to $142 million.
•Adjusted Operating Income decreased 26% to $162 million, with a margin of 31%. The decrease in Adjusted Operating Income was primarily driven by a decrease in revenues, partly offset by continued cost management measures.
International
In 2024, the Company updated the name of its previously titled "International and Other" operating segment to "International" due to the divestiture of the 25/7 Media business on December 29, 2023, which was the sole component of the operating segment that comprised “Other.” This update does not constitute a change in segment reporting, but rather an update in name only. Prior period segment information contained in this release includes the results of the 25/7 Media business through the date of divestiture.
First Quarter Results:
•International revenues decreased 30% from the prior year to $76 million. The prior period included $30 million of content licensing and other revenues related to 25/7 Media, which we divested on December 29, 2023. Excluding revenues related to 25/7 Media, International revenues decreased 3%.
◦Distribution and other revenues decreased 40% to $54 million, primarily due to the sale of our interest in 25/7 Media in December 2023 and, to a lesser extent, due to the non-renewal of an AMCNI distribution agreement in the U.K. in the fourth quarter of 2023.
▪Subscription revenues decreased 10% to $51 million, primarily due to the non-renewal of an AMCNI distribution agreement in the U.K. that occurred in the fourth quarter of 2023.
▪Content licensing and other revenues decreased 90% to $3 million due to the sale of our interest in 25/7 Media in December 2023.
◦Advertising revenues increased 16% to $22 million due to increased ratings and growth across Central and Northern Europe advertising markets, as well as digital and advanced advertising growth in the U.K.
•Operating income decreased 39% to $9 million.
•Adjusted Operating Income decreased 37% to $13 million, with a margin of 18%. The decrease in Adjusted Operating Income was primarily driven by an increase in corporate overhead costs allocated to AMCNI, the impact of the non-renewal of an AMCNI distribution agreement in the U.K. that occurred in the fourth quarter of 2023, and the sale of 25/7 Media in December 2023. 25/7 Media generated $1.8 million of adjusted operating income in the first quarter of 2023.

2024 Debt Refinancing Activity
AMC Networks completed a series of refinancing transactions in April 2024 including the issuance of new Senior Secured Notes due January 2029, the redemption of all outstanding Senior Notes due 2025, and an amendment to our Credit Agreement. These transactions, summarized below, closed subsequent to our March 31, 2024 balance sheet. Since September 30, 2023 AMC has reduced gross debt outstanding by $516 million. See page 10 for the adjusted capitalization taking account of these transactions.
Senior Secured Notes due January 2029 Offering
•The Company issued $875 million aggregate principal amount of 10.25% Senior Secured Notes due January 15, 2029. The Notes are guaranteed by AMC Network Entertainment and AMC Networks' subsidiaries that guarantee the Credit Agreement.
Tender Offer and Redemption of Senior Notes due August 2025
•AMC Networks completed a cash tender offer to purchase outstanding 4.75% Senior Notes due 2025 and subsequently redeemed all Notes that remained outstanding after completion of the offer. The offer and redemption were funded by the net proceeds received from the concurrent offering of Senior Secured Notes and cash on hand.
Credit Agreement Amendment
•The maturity dates of $325 million principal amount of loans under the term loan A facility as well as $175 million of commitments under the revolving credit facility (previously $400 million of commitments) have been extended to April 2028. The remaining $100 million of principal amount of loans under the term loan A facility mature in February 2026.
Other Matters
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established end date and may be suspended or discontinued at any time. During the quarter ended March 31, 2024, the Company did not repurchase any shares. As of March 31, 2024, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of May 3, 2024, the Company had 32,558,862 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

Internally, the Company uses net revenues, Adjusted Operating Income (Loss), and Free Cash Flow measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 8 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see page 12 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its first quarter 2024 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and HIDIVE; cable networks AMC, BBC AMERICA (operated through a joint venture with BBC Studios, which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and WE tv; and film distribution labels IFC Films and RLJE Films. The company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe; and AMC Networks International, its international programming business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues, net	$596,461	$717,447
Operating expenses:
Technical and operating (excluding depreciation and amortization)	271,576	326,729
Selling, general and administrative	188,881	185,606
Depreciation and amortization	25,826	25,875
Restructuring and other related charges	—	5,933
Total operating expenses	486,283	544,143
Operating income	110,178	173,304
Other income (expense):
Interest expense	(32,841)	(37,617)
Interest income	8,885	7,916
Miscellaneous, net	(5,190)	4,589
Total other expense	(29,146)	(25,112)
Income from operations before income taxes	81,032	148,192
Income tax expense	(23,649)	(36,899)
Net income including noncontrolling interests	57,383	111,293
Net income attributable to noncontrolling interests	(11,580)	(7,683)
Net income attributable to AMC Networks’ stockholders	$45,803	$103,610

Net income per share attributable to AMC Networks’ stockholders:
Basic	$1.04	$2.37
Diluted	$1.03	$2.36

Weighted average common shares:
Basic	44,068	43,628
Diluted	44,600	43,837

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2024
	Domestic Operations	International	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$142,017	$8,609	$(40,448)	$110,178
Share-based compensation expenses	3,230	766	2,079	6,075
Depreciation and amortization	10,027	4,025	11,774	25,826
Cloud computing amortization	3,548	—	—	3,548
Majority owned equity investees AOI	3,497	—	—	3,497
Adjusted operating income (loss)	$162,319	$13,400	$(26,595)	$149,124

	Three Months Ended March 31, 2023
	Domestic Operations	International	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$199,488	$14,142	$(40,326)	$173,304
Share-based compensation expenses	4,447	839	359	5,645
Depreciation and amortization	11,854	4,771	9,250	25,875
Restructuring and other related charges	818	1,385	3,730	5,933
Cloud computing amortization	5	—	2,225	2,230
Majority owned equity investees AOI	2,776	—	—	2,776
Adjusted operating income (loss)	$219,388	$21,137	$(24,762)	$215,763

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Capitalization	March 31, 2024
Cash and cash equivalents	$690,522

Credit facility debt (a)	$590,625
Senior notes (a)	1,774,729
Total debt	$2,365,354

Net debt	$1,674,832

Finance leases	17,933
Net debt and finance leases	$1,692,765

	Twelve Months Ended March 31, 2024
Operating Income (GAAP)	$325,286
Share-based compensation expense	26,095
Depreciation and amortization	107,353
Restructuring and other related charges	21,854
Impairment and other charges	96,689
Cloud computing amortization	11,861
Majority owned equity investees	14,327
Adjusted Operating Income (Non-GAAP)	$603,465

Leverage ratio (b)	2.8	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended March 31, 2024. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Subsequent to the quarter ended March 31, 2024, AMC Networks entered into a series of refinancing transactions in April which are summarized in the table below to present AMC Networks pro forma capitalization.

Capitalization	March 31, 2024		Financing Adjustments(a)	As Adjusted as of March 31, 2024(a)
Cash and cash equivalents	$690,522		$(89,354)	$601,168

Credit facility debt (b)	$590,625		$(165,625)	$425,000

4.75% Senior Notes due August 2025	$774,729		$(774,729)	$—
4.25% Senior Notes due February 2029	1,000,000		—	1,000,000
10.25% Senior Secured Notes due January 2029	—		875,000	875,000
Senior notes (b)	$1,774,729		$100,271	$1,875,000
Total debt	$2,365,354		$(65,354)	$2,300,000

Net debt	$1,674,832		$24,000	$1,698,832

Finance leases	17,933		—	17,933
Net debt and finance leases	$1,692,765		$24,000	$1,716,765

Twelve months ended March 31, 2024 Adjusted Operating Income (Non-GAAP)	$603,465			$603,465

Leverage ratio (c)	2.8	x		2.8	x

(a)The “Financing Adjustments” and “As Adjusted as of March 31, 2024” columns reflects adjustments for, and the impacts of, the refinancing transactions undertaken during the first and second quarters of 2024 described under “Other Matters” in the accompanying earnings release.
(b)Represents the aggregate principal amount of the debt.
(c)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended March 31, 2024. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.
Note: Includes estimated fees and expenses of $24 million.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Free Cash Flow (1)	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$150,869	$(132,519)
Less: capital expenditures	(6,720)	(11,498)
Free Cash Flow	$144,149	$(144,017)

Supplemental Cash Flow Information	Three Months Ended March 31,
	2024	2023
Restructuring initiatives (2)	$(4,821)	$(56,886)
Distributions to noncontrolling interests	(1,168)	(11,502)

(1) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements, and programming write-offs) that affect period-to-period comparability.
(2) Restructuring initiatives includes cash payments of $1.3 million for content impairments and other exit costs and $3.5 million for severance and employee-related costs for the three months ended March 31, 2024. Restructuring initiatives includes cash payments of $41.0 million for content impairments and other exit costs and $15.9 million for severance and employee-related costs for the three months ended March 31, 2023.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share
	Three Months Ended March 31, 2024
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$81,032	$(23,649)	$(11,580)	$45,803	$1.03
Adjustments:
Amortization of acquisition-related intangible assets	8,556	(1,873)	(962)	5,721	0.13
Restructuring and other related charges	—	—	—	—	—
Impairment and other charges	—	—	—	—	—
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$89,588	$(25,522)	$(12,542)	$51,524	$1.16

	Three Months Ended March 31, 2023
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$148,192	$(36,899)	$(7,683)	$103,610	$2.36
Adjustments:
Amortization of acquisition-related intangible assets	10,418	(2,071)	(1,705)	6,642	0.15
Restructuring and other related charges	5,933	(1,344)	(114)	4,475	0.11
Impairment and other charges	—	—	—	—	—
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$164,543	$(40,314)	$(9,502)	$114,727	$2.62